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                                                                       EXHIBIT 5

                    B A S S,  B E R R Y  &  S I M S   P L C
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

2700 FIRST AMERICAN CENTER                       1700 RIVERVIEW TOWER
NASHVILLE, TENNESSEE 37238-2700                  POST OFFICE BOX 1509
TELEPHONE (615) 742-6200                         KNOXVILLE, TENNESSEE 37901-1509
TELECOPIER (615) 742-6293                        TELEPHONE (423) 521-6200
                                                 TELECOPIER (423) 521-6234


                                 March 23, 1999

J. Alexander's Corporation
P.O. Box 24300
3401 West End Avenue
Nashville, Tennessee 37203

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as your counsel in connection with your preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on March 23, 1999, covering 1,086,267 shares of common stock, par value $.05 per share (the "Common Stock"), of J. Alexander's Corporation (the "Company") issuable upon the exercise of 5,431,335 rights to purchase 0.2 share of common stock.

         In connection with this opinion, we have examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the shares of Common Stock to be issued by the Company when issued and delivered against receipt by the Company of the agreed consideration therefor, will be, validly issued, fully paid, and nonassessable.

         We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and filing of this opinion with the Commission as Exhibit 5 to the Registration Statement.


                                           Very truly yours,



                                           /s/   Bass, Berry & Sims PLC